Exhibit 10.1

AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of December 22, 2008

between

UNITED RENTALS (NORTH AMERICA), INC.,
UNITED RENTALS NORTHWEST, INC.,

as Originators

UNITED RENTALS, INC.,

as Collection Agent

and

UNITED RENTALS RECEIVABLES LLC II

as Buyer

i

ii

AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of December 22, 2008

          UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation, and UNITED RENTALS NORTHWEST, INC., an Oregon corporation, (each an “Originator” and collectively, the “Originators”), UNITED RENTALS, INC., a Delaware corporation, (“United Rentals”), as Collection Agent, and UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Buyer”), agree as follows:

PRELIMINARY STATEMENTS

          (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement. Capitalized terms not defined herein are used as defined in the Receivables Agreement.

          (2) Each Originator has Receivables that it wishes to sell to the Buyer, and the Buyer is prepared to purchase such Receivables on the terms set forth herein.

          (3) Each Originator may also wish to contribute Receivables to the capital of the Buyer on the terms set forth herein.

          (4) The parties hereto previously entered into that certain Purchase and Contribution Agreement, dated as of May 31, 2005.

          (5) The parties hereto now desire to amend and restate the Purchase and Contribution Agreement in its entirety as set forth herein and with the effect from the Effective Time (as defined in the Receivables Agreement).

          NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

          SECTION 1.01    Certain Defined Terms.

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          “Administrative Agent” means Calyon, in its capacity as administrative agent under the Receivables Agreement for the banks, or any successor administrative agent appointed pursuant to the terms of the Receivables Agreement.

          “Adverse Claim” means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

          “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

          “Alternate Base Rate” means:

                    (a) For Calyon, Atlantic and each other Bank for Atlantic, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (i) the rate of interest determined by Calyon in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Calyon charges any corporate customer); and

(ii) the Federal Funds Rate plus 0.50% per annum; and

                    (b) For Scotia Capital, Liberty and each other Bank for Scotia Capital, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (i) the rate of interest determined by Scotia Capital in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Scotia Capital charges any corporate customer); and

                    (c) the Federal Funds Rate plus 0.50% per annum.

          “Atlantic” means Atlantic Asset Securitization LLC, as a purchaser under the Receivables Agreement.

          “Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City.

          “Calyon” means Calyon New York Branch and its permitted successors and assigns.

          “Capital Lease” shall have the meaning set forth in the Credit Agreement.

          “Collateral” shall have the meaning set forth in Section 5.02 of this Agreement.

          “Collection Account” means any joint deposit accounts, which may be, either a lock-box account or an account into which ROA Collections are deposited, established in the joint name of the Seller and the Qualified Intermediary and maintained for the purpose of receiving Collections.

           “Collection Account Agreement” means an agreement between United Rentals, the Seller and the Collection Account Bank reasonably acceptable to the Administrative Agent; provided, that the Collection Account Agreement entered into on the date hereof shall be deemed to be reasonably acceptable to the Administrative Agent.

          “Collection Account Banks” means the banks or other financial institutions holding the Collection Accounts.

          “Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

          “Collections” means, with respect to any Transferred Receivable, (a) all funds which are received by an Originator, the Seller or the Collection Agent in payment of any amounts owed in respect of such Transferred Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Transferred Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Transferred Receivable and available to be applied thereon), (b) all Collections received as a result of a repurchase pursuant to Section 2.05 and (c) all other proceeds of such Transferred Receivable.

          “Contract” means an agreement between an Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Buyer, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

          “Contributed Receivable” has the meaning specified in Section 2.03.

          “Controlled Account” means the deposit account maintained at the Controlled Account Bank for the purpose of receiving deposited Collections.

          “Controlled Account Agreement” means an agreement between United Rentals, the Seller and the Controlled Account Bank reasonably acceptable to the Administrative Agent; provided, that the Controlled Account Agreement entered into on the date hereof shall be deemed to be reasonably acceptable to the Administrative Agent.

          “Controlled Account Bank” means the bank or other financial institution holding the Controlled Account.

          “Credit Agreement” means the Credit Agreement, dated as of June 9, 2008, by and among the financial institutions named therein, as the Lenders, Bank of America, N.A., as Agent, U.S. Swingline Lender and Letter of Credit Issuer, Bank of America, N.A. (acting through its Canada Branch), as Canadian Swingline Lender and as a Canadian Funding Bank, UBS Securities LLC, as the Syndication Agent, UBS AG Canada Branch, as a Canadian Funding Bank, Wachovia Bank, National Association, as Co-Documentation Agent, Wachovia Capital Finance Corporation (Canada), as a Canadian Funding Bank, Wells Fargo Foothill, LLC, as Co-Documentation Agent, United Rentals (North America), Inc. and certain of its Subsidiaries, as the U.S. Borrowers, United Rentals, Inc. and certain of its Subsidiaries, as the Guarantors, United Rentals of Canada, Inc. and United Rentals Alberta Holding, LP, as the Canadian Borrowers, United Rentals Financing Limited Partnership, as the Specified Loan Borrower, Banc of America Securities LLC and UBS Securities LLC, as the Joint Lead Arrangers, and Banc of America Securities LLC, UBS Securities LLC and Wachovia Capital Markets, LLC, as the Joint Book Managers, as amended to date, and as the same may, from time to time, be amended, waived, modified or supplemented but only to the extent that the Purchaser Agents approve such amendment, waiver, modification or supplement for the purposes of incorporation of such amendment, waiver, modification or supplement herein.

          “Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originators in effect on the date of this Agreement applicable to the Receivables and described in Annex A hereto, as modified in compliance with this Agreement.

          “Debt” shall have the meaning set forth in the Credit Agreement.

          “Dilution” means, with respect to any Transferred Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Transferred Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services or any rebate, sales allowance, cash discount or other adjustment or setoff.

          “Discount” means, in respect of each purchase, 2.0% of the Outstanding Balance of the Receivables that are the subject of such purchase; provided, however, the foregoing percentage may be revised by request of either of the parties to such purchase provided that such revision is consented to by both of such parties and by the Administrative Agent.

          “ENB Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision of services to such Obligor by an Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except for the presentment by the Originator of an invoice to the Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, payment for which has been directed to the Controlled Account listed in Annex B hereto.

          “Equity Interests” shall have the meaning set forth in the Credit Agreement.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          “Event of Termination” has the meaning specified in Section 7.01.

          “Facility Termination Date” means the earliest of (a) October 20, 2011, (b) the date determined pursuant to Section 7.01, (c) the date which the Buyer designates by at least five Business Days’ notice to the Administrative Agent and each Purchaser Agent and (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

          “Federal Assignment of Claims Act” means the Federal Assignment of Claims Act, 31 U.S.C. §3727 and 41 U.S.C. §15, as amended.

          “Federal Funds Rate” means, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption “Federal Funds (Effective).” If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.” If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

          “GAAP” means generally accepted accounting principles in the United States of America.

          “Government Obligor” means any obligor that is the United States, any State thereof, any municipality or other government, or any agency, department or instrumentality thereof.

          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Guaranty” shall have the meaning set forth in the Credit Agreement.

          “Hedge Agreement” shall have the meaning set forth in the Credit Agreement.

          “Identifiable Combined Assets” means amounts received in the Collection Accounts that the Collection Agent can identify as being received in respect of (i) Leased Equipment Receivables, (ii) amounts received in the Controlled Account that the Collection Agent can identify as being received in respect of the sale of equipment that has been leased to an Originator and is subject to the lien of the lessor thereof, (iii) amounts received in the Controlled Account that the Collection Agent can identify as being received in respect of Receivables that would, in accordance with the accounts receivable adjustment codes used by the Collection Agent, the Seller and each Originator on the Closing Date, be identified on the general ledger thereof under account receivable adjustment code “N/A.”

          “Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

          “Indemnified Amounts” has the meaning specified in Section 8.01.

          “Leased Equipment Receivables” means accounts receivable that represent proceeds of the lease or provision of equipment that has been leased, as of the Closing Date, to an Originator by any lessor identified on Annex A to the Receivables Agreement.

          “Liberty” means Liberty Street Funding LLC, as a purchaser under the Receivables Agreement.

          “Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of United Rentals and the Subsidiaries, taken as a whole.

          “Obligor” means, with respect to any Transferred Receivable, a Person obligated to make payments to an Originator pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

          “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

          “Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

          “Purchase Date” means the date of each purchase of Receivables under this Agreement.

          “Purchased Receivable” means any Receivable or ENB Receivable which, pursuant to Article II has been identified as a Purchased Receivable and purchased by the Buyer.

          “Purchaser” means (i) Atlantic Asset Securitization LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables and (ii) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          “Purchaser Agent” means (i) Calyon and its permitted successors and assigns as Atlantic Purchaser Agent and (ii) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent.

          “Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services to such Obligor by an Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the related Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, payment for which has been directed to the Controlled Account listed in Annex B hereto; provided that “Receivable” shall not include any Equipment Sale Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

          “Receivables Agreement” means that certain Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, among the Buyer, as seller, Atlantic Asset Securitization LLC, as a purchaser, Liberty Street Funding LLC, as a purchaser, Calyon, as administrative agent and as Atlantic purchaser agent, Scotia Capital, as Liberty purchaser agent and United Rentals, as collection agent, as amended or restated from time to time.

          “Related Security” means with respect to any Transferred Receivable all of the applicable Originator’s interest in:

                    (a) any goods (excluding any returned goods with respect to a Receivable which has been repurchased pursuant to Section 2.05 of this Agreement) relating to any sale giving rise to such Transferred Receivable;

                    (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Transferred Receivable, whether pursuant to the Contract related to such Transferred Receivable or otherwise, together with all financing statements authorized or signed by an Obligor describing any collateral securing such Transferred Receivable;

                    (c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Transferred Receivable whether pursuant to the Contract related to such Transferred Receivable or otherwise; and

                    (d) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Transferred Receivable and the related Obligor.

          “Scotia Capital” means The Bank of Nova Scotia and its successors and assigns.

          “Settlement Date” means such day or days each month as are selected from time to time by the Buyer or its designee in a written notice to the Collection Agent.

          “Special Branch Collections” means any Collections received by an Originator or the Collection Agent at a branch of any Originator listed on Annex H to the Receivables Agreement. Special Branch Collections are not ROA Collections.

          “Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          “Transaction Documents” means any of the Agreement, the Receivables Agreement (as defined herein), the Fee Agreements, the Performance Undertaking Agreement (each as defined in the Receivables Agreement) and all other agreements and documents delivered and/or related hereto or thereto.

          “Transferred Receivable” means a Purchased Receivable or a Contributed Receivable.

          “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

          “United (NA)” means United Rentals (North America), Inc. a Delaware corporation, and its successors and permitted assigns.

          “United Rentals” means United Rentals, Inc. and its successors and permitted assigns.

          SECTION 1.02    Other Terms.

          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

ARTICLE II

AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

          SECTION 2.01    Facility.

          On the terms and conditions hereinafter set forth and without recourse (except to the extent as is specifically provided herein), the Originators agree to sell and the Buyer agrees to purchase Receivables of the Originators from time to time during the period from the date hereof to the Facility Termination Date.

          SECTION 2.02    Making Purchases.

                    (a) Purchases. On the date of the initial purchase hereunder, the Originators shall sell, transfer, assign and convey to the Buyer all Receivables owned by the Originators as of the close of business on the Business Day immediately preceding such Purchase Date (other than Receivables constituting Contributed Receivables pursuant to Section 2.03). Each Originator shall, on each Business Day occurring thereafter prior to the Facility Termination Date, sell, transfer, assign and convey to the Buyer all Receivables owned by such Originator as of the close of business on the immediately preceding Business Day. On each Purchase Date, the Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, pay the purchase price for such purchase by the deposit of such amount in same day funds to such account(s) as may be designated by the Originators. To the extent that funds are not paid at the time a Receivable is transferred, such Transferred Receivable will be deemed a Contributed Receivable.

                    (b) Determination of Purchase Price. The purchase price for the Receivables that are the subject of any purchase hereunder shall be determined on an arms length basis on or prior to the date of such purchase, and shall be equal to the Outstanding Balance of such Receivables, minus the Discount for such purchase.

                    (c) Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to each purchase or contribution, the Buyer shall own the Transferred Receivables. The acquisition of any Receivable shall include all rights to, but not the obligations under, all Related Security with respect to such Receivable and all Collections with respect thereto and other proceeds of such Receivable and Related Security.

                    (d) Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables and related rights by each Originator to the Buyer, as contemplated by this Agreement be, and be treated as, true sales of the Transferred Receivables and the Related Security for all purposes, providing the Buyer with full risks and benefits of ownership and not as loans secured by the Receivables and related rights. If, notwithstanding the intent of the parties or any other provision hereof, any Transferred Receivable and the Related Security conveyed hereunder is construed to constitute property of any Originator or such conveyance is not treated as a sale to Buyer for all purposes, then (i) this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the conveyance by the Originators provided for in this Agreement shall be treated as the grant of, and each Originator hereby grants to Buyer, a first priority security interest in, to and under all of the Originators’ right, title and interest in, to and under all Transferred Receivables and the Related Security other than any Permitted Liens, and proceeds relating thereto conveyed by the Originators to Buyer, to secure the payment and performance of the Originators’ obligations to Buyer under this Agreement or as may be determined in connection therewith by applicable law. Each Originator and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, Transferred Receivables and the Related Security, such security interest would be deemed to be a perfected security interest in favor of Buyer under applicable law and shall be maintained as such throughout the term of this Agreement.

          SECTION 2.03    Contributions.

          United (NA) may from time to time at its option, by notice to the Buyer, identify Receivables which it proposes to contribute to the Buyer as a capital contribution. Such Receivables shall be identified by reference to a report prepared by United (NA). On the date of each such contribution and after giving effect thereto, the Buyer shall own the Receivables so identified and contributed (collectively, the “Contributed Receivables”) and all Related Security with respect thereto.

          SECTION 2.04    Collections.

                    (a) Unless otherwise agreed, the Collection Agent shall, on each Settlement Date, deposit into an account of the Buyer or the Buyer’s assignee all Collections of Transferred Receivables then held by the Collection Agent.

                    (b) In the event that an Originator believes that amounts that are not Collections of Transferred Receivables have been deposited into an account of the Buyer or the Buyer’s assignee, such Originator shall so advise the Buyer and, on the Business Day following such identification, the Buyer shall remit, or shall cause to be remitted, to such Originator all amounts so deposited that are identified, to the Buyer’s satisfaction, to be amounts that are not Collections of Transferred Receivables.

          SECTION 2.05    Settlement Procedures.

                    (a) If on any day, the Outstanding Balance of any Transferred Receivable is reduced or adjusted as a result of any Dilution, or any setoff or dispute between an Originator and an Obligor due to a claim arising out of the same or any other transaction or if on any day any of the representations and warranties made by an Originator in Section 4.01(i) with respect to any Transferred Receivable is no longer true, such Originator shall repurchase such Transferred Receivable on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. If United Rentals is not the Collection Agent, each Originator shall pay to the Collection Agent on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

                    (b) Except as stated in subsection (a) of this Section or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Transferred Receivables of such Obligor in the order of the age of such Transferred Receivables, starting with the oldest such Transferred Receivable, unless such Obligor designates its payment for application to specific Transferred Receivables.

          SECTION 2.06    Payments and Computations, Etc.

                    (a) All amounts to be paid or deposited by the Originators or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the account designated by the Buyer.

                    (b) Each Originator shall, to the extent permitted by law, pay to the Buyer interest on any amount not paid or deposited by such Originator (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

                    (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 (365 days if computed with reference to the Alternate Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE III

CONDITIONS OF PURCHASES

          SECTION 3.01    Conditions Precedent to Initial Purchase from the Originators.

          The initial purchase of Receivables from the Originators hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Buyer:

                    (a) A certificate of the Secretary or Assistant Secretary of each Originator certifying (i) copies of the resolutions of the Board of Directors of each corporate Originator approving this Agreement, (ii) copies of all documents evidencing other necessary corporate or limited partnership action and governmental approvals, if any, with respect to this Agreement and (iii) the names and true signatures of the officers of each Originator authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Buyer and Collection Agent, if other than such Originator, may conclusively rely until such time as the Buyer and the Collection Agent shall receive from such Originator a revised certificate meeting the requirements of this subsection (a));

                    (b) A copy of the organizational documents of each Originator, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each such Originator from the applicable Secretary of State or other official, dated as of recent date;

                    (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of the initial purchase, naming each Originator as the debtor/seller and the Buyer as the secured party/purchaser, or other similar instruments or documents, as the Buyer, Administrative Agent or a Purchaser Agent may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Buyer’s ownership of and security interest in the Collateral;

                    (d) A written search report from a Person satisfactory to the Administrative Agent and each Purchaser Agent listing all effective financing statements that name each Originator in the jurisdictions in which filings were made pursuant to the foregoing subsection (c), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (c) and those financing statements covering any Permitted Liens shall cover any Receivable or any related right) and tax and judgment lien search reports from a Person satisfactory to the Administrative Agent and each Purchaser Agent showing no evidence of any liens filed against any Originator with respect to the Receivables or related rights;

                    (e) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Originators other than with respect to any Permitted Liens;

                    (f) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s satisfaction;

                    (g) A certificate from an officer of each Originator to the effect that the Collection Agent and such Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the indicator “BO” and in the related policy and procedure bulletin defining the “BO” marker” the following legend (or the substantive equivalent thereof) has been included: “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO UNITED RENTALS RECEIVABLES LLC II, PURSUANT TO AN AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT, DATED AS OF DECEMBER 22, 2008, AMONG UNITED RENTALS, INC., THE ORIGINATORS NAMED THEREIN AND UNITED RENTALS RECEIVABLES LLC II; AND AN INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO THE ADMINISTRATIVE AGENT, PURSUANT TO AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 22, 2008, AMONG UNITED RENTALS RECEIVABLES LLC II, UNITED RENTALS, INC., LIBERTY STREET FUNDING LLC, THE BANK OF NOVA SCOTIA, ATLANTIC ASSET SECURITIZATION LLC, CALYON NEW YORK BRANCH.”; and

                    (h) A favorable opinion of counsel for each Originator, substantially in such form and as to such matters as the Buyer or Administrative Agent may reasonably request.

          SECTION 3.02    Conditions Precedent to All Purchases and Contributions.

          Each purchase and contribution (including the initial purchase and contribution) hereunder shall be subject to the further conditions precedent that:

                    (a) on the date of such purchase or contribution the following statements shall be true (and each Originator, by accepting the amount of such purchase or contribution, shall be deemed to have certified that):

(i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such purchase or contribution as though made on and as of such date, and

(ii) no event has occurred and is continuing, or would result from such purchase or contribution, that constitutes an Event of Termination or an Incipient Event of Termination,

                    (b) the Buyer shall not have delivered to such Originator a notice that the Buyer shall not make any further purchases or receive any additional contributions of Transferred Receivables hereunder; and

                    (c) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

          SECTION 3.03    Certification as to Representation and Warranties.

          Each Originator, by accepting the Purchase Price related to each purchase of Receivables (and related rights) generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          SECTION 4.01    Representations and Warranties of the Originators.

          Each Originator represents and warrants as follows:

                    (a) Such Originator is an organization validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                    (b) The execution, delivery and performance by such Originator of each Transaction Document to which it is a party, (i) are within such Originator’s organizational or limited partnership powers, (ii) have been duly authorized by all necessary organizational or limited partnership action, (iii) do not contravene (1) such Originator’s charter or by-laws or limited partnership agreement, (2) any law, rule or regulation applicable to such Originator, (3) any contractual or limited partnership agreement restriction binding on or affecting such Originator or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Originator or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of such Originator’s interest in the Transferred Receivables pursuant to this Agreement); and no transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law. This Agreement has been duly executed and delivered by a duly authorized officer of such Originator.

                    (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Originator of this Agreement or any other document to be delivered hereunder, except for the filing of UCC financing statements which are referred to herein.

                    (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (e) Sales and contributions made pursuant to this Agreement will constitute a valid sale, transfer and assignment of the Transferred Receivables to the Buyer, enforceable against creditors of, and purchasers from, such Originator. Such Originator shall have no remaining property interest in any Transferred Receivable.

                    (f) The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been or will be furnished to the Buyer in accordance with Section 5.01(j) below, fairly present the financial condition of United Rentals and its Subsidiaries as at such date and the results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals and its Subsidiaries.

                    (g) There is no pending or, to such Originator’s knowledge, threatened action or proceeding affecting such Originator before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of such Originator or the ability of such Originator to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement; such Originator is not in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of such Originator.

                    (h) No proceeds of any purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                    (i) Each Transferred Receivable, together with the Related Security, is owned (prior to its sale or contribution hereunder) by the Originator free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer and any Permitted Liens). When the Buyer makes a purchase or receives a contribution of a Contributed Receivable it shall acquire valid ownership of each Transferred Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer); provided, that the interest of the Originators in Leased Equipment Receivables may be subject to the lien of the lessor thereof; provided, further, that the interest of the Originators in Receivables that represent proceeds of the sale of equipment that has been leased to an Originator may be subject to the lien of the lessor thereof; provided, finally, that the right of any assignee of Receivables the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the applicable Originator or Borrower and/or any assignee thereof shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable. No effective financing statement or other instrument similar in effect covering any Contract or any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Buyer relating to this Agreement and those filed pursuant to the Receivables Agreement and any Permitted Liens.

                    (j) Each report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Originator to the Buyer in connection with this Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Buyer at such time) as of the date so furnished.

                    (k) The principal place of business and chief executive office of the Originator and the office where the Originator keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

                    (l) Such Originator is not known by and does not use, nor has it been known by or used within the past five years, any tradename or doing-business-as name.

                    (m) With respect to any programs used by the Originator in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent so that such new Collection Agent shall have the benefit of such programs (it being understood, however, that the Collection Agent, if other than United Rentals, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Originators).

                    (n) All sales, excise or other taxes with respect to the merchandise, insurance or services which are the subject of any Contract for a Receivable have been paid by the Originator when due.

                    (o) The names and addresses of the Collection Account Banks and Controlled Account Bank, together with the account numbers of the Collection Accounts and the Controlled Account, are specified in Annex B (as the same may be updated from time to time pursuant to Section 5.01(g)).

                    (p) All right, title and interest of such Originator in and to, and exclusive dominion and control in respect of the Controlled Account has been transferred by such Originator to the Buyer, or its designee, free and clear of any Adverse Claim.

                    (q) United Rentals Northwest, Inc. represents and warrants that the UCC3 financing statements attached hereto as Annex C have been submitted for filing in the appropriate filing office in the State of Oregon.

ARTICLE V

COVENANTS

          SECTION 5.01    Covenants of the Originators.

          From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or have been written off as uncollectible:

                    (a) Compliance with Laws, Etc. Each Originator will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate or limited partnership existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of such Originator to perform its obligations under this Agreement.

                    (b) Offices, Records and Books of Account. Each Originator will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables (and all original documents relating thereto) at the address of the Originator set forth in Section 9.02 of this Agreement or, upon 30 days’ prior written notice to the Buyer, at any other locations in jurisdictions where all actions required by Section 5.01(k) shall have been taken and completed. Each Originator also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). Each Originator shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Buyer hereunder.

                    (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Originator will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables (to the same extent as if the Transferred Receivables had not been sold or transferred), and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

                    (d) Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof except to the extent of any Permitted Liens.

                    (e) Extension or Amendment of Transferred Receivables. No Originator will extend, amend or otherwise modify the terms or any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                    (f) Change in Business or Credit and Collection Policy. No Originator will make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of such Originator to perform its obligations under this Agreement.

                    (g) Change in Payment Instructions to Obligors. No Originator will make any change in the instructions to Obligors regarding payments to be made to any Collection Account, unless the Buyer and its assigns shall have received notice of such change (including an updated Annex B) and executed copies of a Collection Account Agreement with each new Collection Account Bank or with respect to each new Collection Account, which agreements are reasonably acceptable to the Buyer and its assigns.

                    (h) Deposits to Collection Account. Each Originator will deposit, or cause to be deposited, all Collections of Transferred Receivables into Collection Accounts and will cause all such Collections deposited to the Collection Accounts to be transferred to the Controlled Account except to the extent otherwise permitted by the provisions of Section 1.04(a) of the Receivables Agreement. Neither of the Originators will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Controlled Account cash or cash proceeds other than Collections of Transferred Receivables.

                    (i) Marking Records. Each Originator will mark its master data processing records and, at the request of the Buyer, each Contract giving rise to Purchased Receivables and all other relevant records evidencing the Receivables which are the subject of each purchase with a legend, acceptable to the Buyer, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement.

                    (j) Reporting Requirements. United Rentals will provide to the Buyer the following:

          (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of United Rentals and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time both Calyon and Scotia Capital are Revolving Lenders (as defined in the Credit Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants acceptable to the Buyer or its designee. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time both Calyon and Scotia Capital are Revolving Lenders (as defined in the Credit Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

          (iii) notice of the termination of the Credit Agreement by the lenders thereunder as soon as reasonably practicable, but in any event within one (1) Business Day of the earlier of receipt by the Collection Agent or any Originator of notice of such termination and the effectiveness of such termination;

          (iv) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer or treasurer of United Rentals setting forth details of such Event of Termination or Incipient Event of Termination and the action that applicable Originator has taken and proposes to take with respect thereto;

          (v) promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices that United Rentals or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that United Rentals or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which United Rentals or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on United Rentals and/or any such Affiliate in excess of $1,000,000;

          (vii) at least ten Business Days prior to any change in the name or change in or addition of jurisdiction of organization of any Originator, a notice setting forth such change and the effective date thereof;

          (viii) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of United Rentals to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(ix) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Originators as the Buyer may from time to time reasonably request;

          (x) promptly after United Rentals obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between an Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of an Originator; (b) litigation or proceeding adversely affecting an Originator’s ability to perform its obligations under this Agreement; or (c) litigation or proceeding adversely affecting an Originator in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

(xi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of an Originator.

                    The reporting requirements set forth in this Section 5.01(j) are satisfied by filing any of the documentation specified in (i), (ii) and (iv) above with the Securities and Exchange Commission through the EDGAR electronic filing system.

                    (k) Change of Control. No Originator shall permit a Change of Control, as defined in the Receivables Agreement, to occur.

(l) Further Assurances.

          (i) Each Originator agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Buyer or its assignee to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, each Originator will, upon the request of the Buyer or its assignee,

          (ii) prepare and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables;

(iii) mark conspicuously each invoice in their files evidencing each Transferred Receivable with a legend, acceptable to the Buyer, evidencing that such Receivable has been sold and

          (iv) deliver to the Buyer copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Buyer’s computer equipment);

          (v) Each Originator authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables, the Related Security and the Collections with respect thereto without the signature of the Originator where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law;

          (vi) Each Originator authorizes the Buyer or its assignee to take any and all steps in the Originator’s name and on behalf of the Originator that are necessary or desirable, in the determination of the Buyer, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Originator’s name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security;

provided that nothing in this Section 5.01(l) shall require an Originator to take any action with respect to Identifiable Combined Assets or Equipment Sale Receivables.

                    (m) Audits. Each Originator will, from time to time during regular business hours as requested by the Buyer or its assigns, permit the Buyer, or its agents, representatives or assigns

          (i) to conduct periodic audits of the Transferred Receivables, the Related Security and the related books and records and collections systems of the Collection Agent (including any subcontractor) and the Originator;

          (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent (including any subcontractor) or the Originator relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts and

          (iii) upon reasonable prior notice, to visit the offices and properties of the Collection Agent, the Seller or the Originators for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Originator’s performance hereunder with any of the officers or employees of the Collection Agent, the Seller or the Originators having knowledge of such matters; provided, that, unless an Event of Termination or Incipient Event of Termination have occurred and be continuing, neither the Seller nor the Collection Agent shall be required to permit the Administrative Agent to conduct any of the actions contained in this Section 5.01(m) more often than every twelve months.

                    Upon the request of the Buyer or its designee, (which at any time prior to the occurrence of an Event of Termination or any Incipient Event of Termination shall be no more frequent than once every twelve months), the Originator will, at its expense, appoint independent public accountants (which may, with the consent of the Buyer or its designee, be United Rental’s regular independent public accountants), or utilize the representatives or auditors of the Buyer or its designee, to prepare and deliver to the Buyer or its designee a written report with respect to the Transferred Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Buyer or its designee.

                    (n) Purchase Price. The purchase price payable by the Buyer to an Originator hereunder is intended by such Originator and Buyer to be consistent with the terms that would be obtained in an arm’s length sale.

                    (o) Payment of Sales Taxes. Each Originator will pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due, and will, upon the request of the Buyer, provide the Buyer with evidence of such payment.

                    (p) Opinion. No later than January 30, 2009, United Rentals Northwest, Inc. shall cause Oregon counsel to deliver to the Administrative Agent an updated or revised opinion letter regarding updated search reports that reflect the filing of the two UCC3 financing statements attached hereto as Annex C.

          SECTION 5.02    Covenant of the Originators and the Buyer.

          The Originators and the Buyer have structured this Agreement with the intention that each purchase or contribution of Transferred Receivables hereunder be treated as a sale or absolute conveyance of such Transferred Receivables by such Originators to the Buyer for all purposes. The Originators and the Buyer shall (i) either (x) record each purchase as a sale or purchase, as the case may be, on its books and records or (y) record each contribution as a capital contribution on its books and records, and (iii) reflect each purchase or contribution in its financial statements and tax returns as a sale, contribution or purchase, as the case may be. In the event that, contrary to the mutual intent of the Originators and the Buyer, any purchase, transfer, or contribution of Transferred Receivables hereunder is not characterized as a sale or absolute conveyance, the Originators shall, effective as of the date hereof, be deemed to have granted (and each Originator hereby does grant) to the Buyer a first priority security interest in and to any and all Transferred Receivables, all Related Security with respect to such Transferred Receivables and all Collections with respect thereto (the “Collateral”) to secure the repayment of all amounts advanced to the Originators hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

ARTICLE VI

ADMINISTRATION AND COLLECTION OF RECEIVABLES

          SECTION 6.01    Designation and Responsibilities of Collection Agent.

                    (a) The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the “Collection Agent”) so designated hereunder from time to time. Until the Buyer or its designee gives notice to the Originator of the designation of a new Collection Agent, United Rentals is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Notwithstanding the foregoing, as long as an interest in the Transferred Receivables is sold pursuant to the Receivables Agreement, the servicing, administration and collection of the Transferred Receivables will be arranged for and will be subject to the terms and conditions of the Receivables Agreement and related documents. Upon the termination of the Receivables Agreement, at a time when this Agreement shall continue to be in full force and effect, the Buyer and the Originators shall incorporate, in all substantial respects, the provisions of Article IV of the Receivables Agreement or shall provide for other arrangements for the servicing, administration and collection of the Transferred Receivables.

                    (b) Each Originator shall deliver to the Collection Agent to hold in trust for the Originator and the Buyer in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

          SECTION 6.02    Rights and Remedies.

                    (a) Each Originator will perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Originators had not sold or contributed Receivables to the Buyer and the exercise by the Buyer of its rights hereunder shall not release the Originators from any of their duties and obligations with respect to the Transferred Receivables; provided that nothing in this Section 6.02(a) shall create recourse to the Originators for the collectibility of the Transferred Receivables. The Buyer shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Buyer be obligated to perform any of the obligations of the Originators thereunder.

                    (b) The Originators shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

                    (c) Each Originator hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by Buyer (whether or not from the Originator) in connection with any Transferred Receivable.

                    (d) The Collection Agent will, and will require in its agreement with the Originators that each Originator will, pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due, and will, upon the request of the Administrative Agent, provide the Administrative Agent with evidence of such payment.

          SECTION 6.03    Transfer of Records to Buyer.

                    (a) Each purchase and contribution of Receivables hereunder shall include the transfer to the Buyer of all of the Originator’s right and title to and interest in the records relating to such Receivables and shall include a license to the use of the Originator’s computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

                    (b) Each Originator shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of the Originator’s computer software system to access and create such records.

                    (c) In recognition of an Originator’s need to have access to the records transferred to the Buyer hereunder, the Buyer hereby grants to United Rentals a license to access such records in connection with any activity arising in the ordinary course of the Originator’s business or in performance of United Rentals’ duties as Collection Agent, provided that (i) United Rentals shall not disrupt or otherwise interfere with the Buyer’s use of and access to such records during such license period and (ii) each Originator consents to the assignment and delivery of the records (including any information contained therein relating to the Originator or its operations) to any assignees or transferees of the Buyer provided they agree to hold such records confidential. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

ARTICLE VII

EVENTS OF TERMINATION

          SECTION 7.01    Events of Termination.

          If any of the following events (“Events of Termination”) shall occur and be continuing:

                    (a) The Collection Agent (if United Rentals or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

                    (b) An Originator shall fail to make any payment required under Section 2.05(a) or 2.05(b); or

                    (c) Any representation or warranty made or deemed made by any Originator or the Parent (or any of their respective officers) pursuant to this Agreement or the Performance Undertaking Agreement or any other Transaction Document or any information or report delivered by the Originator pursuant to this Agreement or any other Transaction Document or the Parent pursuant to the Performance Undertaking Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                    (d) The Parent or the Originators shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Parent or the appropriate Originator, as applicable by the Buyer; or

                    (e) United Rentals or any of its Subsidiaries shall fail to pay its Debt and other obligations, including liabilities in respect of Taxes, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) United Rentals or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or (b) the aggregate uninsured and unpaid amount is less than $25,000,000 and does not include Taxes or the failure to make payment could not reasonably be expected to result in a Material Adverse Effect; or

                    (f) Any purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim other than the security interest created pursuant to Section 5.02 hereof and any Permitted Liens; or

                    (g) Any Originator or the Parent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Seller or the Parent seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Originator or the Parent shall take any corporate action to authorize any of the actions set forth above in this paragraph (g);

                    (h) There shall have occurred any material adverse change in the business, operations, property or financial condition of an Originator or the Parent since the end of its most recent fiscal quarter; or there shall have occurred any event which could reasonably be expected to materially adversely affect (as determined by the Banks in their sole and absolute discretion) the collectibility of the Transferred Receivables or the ability of an Originator to collect Transferred Receivables or otherwise perform its obligations under this Agreement; or

                    (i) The Performance Undertaking Agreement shall cease to be in full force and effect or the Parent shall fail to perform or observe any term, covenant or agreement contained in the Performance Undertaking Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given by the Buyer (or the Administrative Agent or any Purchaser Agent on behalf of the Buyer) to the Parent;

then, and in any such event, the Buyer may, by notice to the Originators, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur. Upon any such declaration or designation or upon such automatic termination, the Buyer shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

INDEMNIFICATION

          SECTION 8.01    Indemnities by the Originators.

          Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Originators hereby, jointly and severally, agree to indemnify the Buyer and its assigns and transferees (each, an “Indemnified Party”) from and against any and all claims, damages, costs, expenses, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the ownership of Transferred Receivables or in respect of any Transferred Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for Receivables that are uncollectible solely due to the relevant Obligor’s unwillingness or financial inability to pay or (c) any income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or as a result of this Agreement or the ownership of Transferred Receivables or in respect of any Transferred Receivable or any Contract. Without limiting or being limited by the foregoing (but subject to the aforementioned exclusions), each Originators, jointly and severally, shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                    (a) any representation or warranty or statement made or deemed made by an Originator (or any of its officers) under or in connection with this Agreement, and the other Transaction Documents that shall have been incorrect in any material respect when made;

                    (b) the failure by an Originator to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                    (c) the failure to vest in the Buyer absolute ownership of the Transferred Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof free and clear of any Adverse Claim;

                    (d) the failure of an Originator to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any purchase or contribution or at any subsequent time;

                    (e) without double counting for any Dilution for which a repurchase has been made under Section 2.05 of this Agreement, any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or any other credit related losses) of the Obligor to the payment of any Transferred Receivable that is, or that purports to be, the subject of a purchase or contribution under this Agreement (including, without limitation, a defense based on such Transferred Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or services related to such Transferred Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Transferred Receivable (to the extent such collection activities were performed by such Originator or any of its Affiliates acting as Collection Agent);

                    (f) any failure of such Originator to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable;

                    (g) any products liability or other claim (including any claim for unpaid sales, excise or other taxes) arising out of or in connection with goods or services which are the subject of any Contract;

                    (h) the commingling of Collections of Transferred Receivables by an Originator or a designee of an Originator, as Collection Agent or otherwise, at any time with other funds of such Originator or an Affiliate of such Originator or the failure of Collections to be deposited into the Controlled Account;

                    (i) any investigation, litigation or proceeding related to this Agreement or the ownership of Transferred Receivables, the Related Security, or Collections with respect thereto or in respect of any Transferred Receivable, Related Security or Contract;

                    (j) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable hereunder;

                    (k) any failure of an Originator to comply with its covenants contained in Section 5.01; or

                    (l) any claim brought by any Person other than an Indemnified Party arising from any activity by an Originator or any Affiliate of an Originator in servicing, administering or collecting any Transferred Receivable.

ARTICLE IX

MISCELLANEOUS

          SECTION 9.01    Amendments, Etc.

          No amendment or waiver of any provision of this Agreement or consent to any departure by the Originator therefrom shall be effective unless in a writing signed by the Buyer and, in the case of any amendment, also signed by the Originators; provided, that the Administrative Agent and the Purchaser Agents shall have consented to such amendment or waiver. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 9.02    Notices, Etc.

          All notices, demands, consents, requests and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone and a hard copy shall also be sent by regular mail) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

          If to the Originators:

UNITED RENTALS (NORTH AMERICA), INC.
5 Greenwich Office Park
Greenwich, CT 06830
Attention: Treasurer or Assistant Treasurer
Tel. No.: (203) 618-7202
Facsimile No.: (203) 622-4325

UNITED RENTALS NORTHWEST, INC.
5 Greenwich Office Park
Greenwich, CT 06830
Attention: Treasurer or Assistant Treasurer
Tel. No.: (203) 618-7202
Facsimile No.: (203) 622-4325

If to the Buyer:

UNITED RENTALS RECEIVABLES LLC II
5 Greenwich Office Park
Greenwich, CT 06830
Attention: Treasurer or Assistant Treasurer
Tel. No.: (203) 618-7202
Facsimile No.: (203) 622-4325

If to the Collection Agent:

UNITED RENTALS, INC.
5 Greenwich Office Park
Greenwich, CT 06830
Attention: Treasurer or Assistant Treasurer
Tel. No.: (203) 618-7202
Facsimile No.: (203) 622-4325

          SECTION 9.03    Binding Effect; Assignability.

                    (a) This Agreement shall be binding upon and inure to the benefit of the Originators, the Buyer and the Buyer’s successors and assigns.

                    (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or have been written off the books of the Originators as uncollectible; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Originators pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

          SECTION 9.04    Costs, Expenses and Taxes.

                    (a) In addition to the rights of indemnification granted to the Buyer pursuant to Article VIII hereof, each Originator, jointly and severally, agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the Buyer as to its rights and remedies under this Agreement, and each Originator agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Receivables.

                    (b) In addition, each Originator agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and each Originator agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 9.05    No Proceedings.

          Each Originator hereby agrees that it will not institute against the Buyer any proceeding of the type referred to in Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or have been written off the books of the Originators as uncollectible.

          SECTION    9.06 Confidentiality.

          Each of the parties agrees to maintain the confidentiality of this Agreement and other Transaction Documents (and all drafts thereof); provided that this Agreement may be disclosed to (a) each of the parties officers, directors, employees, outside auditors and Affiliates who agree to hold such information confidential and then only in connection with the proposed transaction, (b) third parties who agree in writing to hold such information confidential, (c) any other commercial paper conduit administered by Calyon or Scotia Capital, (d) any current or prospective participant in the commercial paper issuance program of the Purchasers or any other commercial paper conduit administered by Calyon or Scotia Capital including but not limited to representatives of Rating Agencies, liquidity providers, commercial paper placement agents and commercial paper dealers and provided further that this Agreement may be disclosed if required by applicable law, regulations or legal process, or the listing or quotation requirements of any exchange or quotation system on which securities of it or its parent or other Affiliates may be listed or quoted. Officers, directors, employees and agents of Calyon and Scotia Capital shall at all times have the right to share information received from United Rentals and its affiliates to appropriate parties in connection with the proposed transaction on a confidential basis.

          SECTION 9.07    GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER’S OWNERSHIP OF OR SECURITY INTEREST IN THE TRANSFERRED RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 9.08    SUBMISSION TO JURISDICTION.

          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          SECTION 9.09    WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          SECTION 9.10    Third Party Beneficiary.

          Each of the parties hereto hereby acknowledges that the Buyer intends to assign rights under this Agreement pursuant to the Receivables Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Originators hereby consent to any such assignments. All such assignees, including parties to the Receivables Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer’s rights and remedies under, this Agreement to the same extent as if they were parties hereto, except to the extent specifically limited under the terms of their assignment.

          SECTION 9.11    Execution in Counterparts.

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.12    Survival of Termination.

          The provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall survive any termination of this Agreement.

          SECTION 9.13    Severability.

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATORS:	UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Irene Moshouris

Name: Irene Moshouris
Title: Vice President and Treasurer

UNITED RENTALS NORTHWEST, INC.

	By:	/s/ Irene Moshouris

Name: Irene Moshouris
Title: Vice President and Treasurer

BUYER:	UNITED RENTALS RECEIVABLES LLC II

	By:	/s/ Irene Moshouris

Name: Irene Moshouris
Title: Vice President and Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

	By:	/s/ Irene Moshouris

Name: Irene Moshouris
Title: Vice President and Treasurer